EXHIBIT 99.1

URS CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 4, 2002, and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), the FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (“Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 4 hereof, the Subsidiaries of Company listed on the signature pages hereof (collectively, “Subsidiary Guarantors”).

RECITALS

     WHEREAS, Company, Lenders and Administrative Agent have entered into that certain Credit Agreement dated as of June 9, 1999, as amended by that certain First Amendment to Credit Agreement dated as of November 1, 2001 (as so amended, and as otherwise amended, modified or supplemented from time to time, the “Credit Agreement”), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

     WHEREAS, the Company wishes to increase the Maximum Consolidated Capital Expenditures Amount under the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 Amendments to Section 7: Company’s Negative Covenants

     A. Subsection 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the “Maximum Consolidated Capital Expenditures Amount”) set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso except with respect to a calculation where the prior Fiscal Year is either Fiscal Year 2001 or Fiscal

Year 2002) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

Maximum Consolidated
Fiscal Year	Capital Expenditures Amount

2000	$34,000,000
2001	$46,000,000
2002	$73,000,000
2003	$40,000,000
2004	$42,000,000
2005	$44,000,000
2006	$46,000,000
thereafter	$48,000,000

Section 2. CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective only upon the satisfaction of all of the conditions precedent listed below (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”).

     A. On or before the Second Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

(i) Copies of this Amendment duly executed by Company, Subsidiary Guarantors and Requisite Lenders;

(ii) A certificate of the secretary of Company certifying that there have been no amendments to its Certificate of Incorporation or Bylaws since June 9, 1999; and

(iii) Signature and incumbency certificates of its officer executing this Amendment.

     B. Administrative Agent shall have received, for the pro rata benefit of Lenders executing this Amendment on or before the effectiveness of this Amendment, a fee in the amount of 0.10% of the sum of the Revolving Loan Commitments and outstanding Term Loans of such Lenders.

Section 3. COMPANY’S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

     C. No Conflict. The execution and delivery by Company of this Amendment and the performance of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect with respect to Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by Company and are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

     F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4. ACKNOWLEDGEMENT AND CONSENT

     Company is a party to the Company Pledge Agreement, as amended through the Second Amendment Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Subsidiary Guarantors are a party to the Subsidiary Guaranty and the Subsidiary Pledge Agreement, in each case as amended through the Second Amendment Effective Date, pursuant to which each Subsidiary Guarantor has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty. Company and Subsidiary Guarantors are collectively referred to herein as the “Credit Support Parties”, and the Subsidiary Guaranty, the Company Pledge Agreement and the Subsidiary Pledge Agreement are collectively referred to herein as the “Credit Support Documents”.

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations,” “Guarantied Obligations” and “Secured Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including, without limitation, the payment and performance of all such “Obligations,” “Guarantied Obligations” or “Secured Obligations,” as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties made by such Credit Support Party contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. Fees and Expenses. Company acknowledges that all reasonable costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

     E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

URS CORPORATION, a Delaware corporation

By:	/s/ KENT P. AINSWORTH

Name:	Kent P. Ainsworth

Title:	Executive Vice President & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent

By:	ROBERT T. O’SULLIVAN

Name:	Robert T. O’Sullivan

Title:	Assistant Vice President

6.

ALLSTATE LIFE INSURANCE COMPANY, as Lender

By:	/s/ PATRICIA W. WILSON

Name:	Patricia W. Wilson

Title:	Authorized Signatories

By:	/s/ JERRY ZINKULA

Name:	Jerry Zinkula

Title:	Authorized Signatories

AIMCO CDO SERIES 2000-A, as Lender

By:	/s/ PATRICIA W. WILSON

Name:	Patricia W. Wilson

Title:	Authorized Signatories

By:	/s/ JERRY ZINKULA

Name:	Jerry Zinkula

Title:	Authorized Signatories

AMMC CDO I. LTD, as Lender, by American Money Management Corp., as Collateral Manager

By:	/s/ DAVID P. MAYER

Name:	David P. Mayer

Title:	Vice President

AMMC CDO II. LIMITED, as Lender, by American Money Management Corp., as Collateral Manager

By:	/s/ DAVID P. MAYER

Name:	David P. Mayer

Title:	Vice President

7.

ARAB BANKING CORPORATION (B.S.C.), as Lender

By:	/s/ ROBERT J. IVOSEVICH

Name:	Robert J. Ivosevich

Title:	Deputy General Manager

MUIRFIELD TRADING LLC, as Lender

By:	/s/ DIANA L. MUSHILL

Name:	Diana L. Mushill

Title:	Assistant Vice President

OLYMPIC FUNDING TRUST, SERIES 1991-1, as Lender

By:	/s/ DIANA L. MUSHILL

Name:	Diana L. Mushill

Title:	Authorized Agent

PPM SHADOW CREEK FUNDING TRUST, as Lender

By:	/s/ DIANA L. MUSHILL

Name:	Diana L. Mushill

Title:	Authorized Agent

PPM SPYGLASS FUNDING TRUST, as Lender

By:	/s/ DIANA L. MUSHILL

Name:	Diana L. Mushill

Title:	Authorized Agent

BANK HAPOALIM, B.M., as Lender

By:	/s/ LAURA ANNE RAFFA

Name:	Laura Anne Raffa

Title:	Senior Vice President & Corporate Manager

8.

By:	/s/ SHAUN BREDBART

Name:	Sean Bredbart

Title:	Vice President

BANK LEIMI USA, as Lender

By:	/s/ ALIZ SADAN

Name:	Aliz Sadan

Title:	Assistant Treasurer

BANK OF MONTREAL, as Lender

By:	/s/ S. VALIA

Name:	S. Valia

Title:	Managing Director

FC CBO I & II LIMITED, as Lender

By:	/s/ DESMOND WERTHMAN

Name:	Desmond Werthman

Title:	Director

VENTURE CDO 2002, LIMITED, as Lender, by its investment advisor Barclays Capital Asset Management Limited

By its sub-advisor, Barclays Bank PLC, New York Branch

By:	/s/ KENNETH OSTMANN

Name:	Kenneth Ostmann

Title:	Director

PROMETHEUS INVESTMENT FUNDING NO. 1 LTD, as Lender

By:	/s/ ELIZABETH TALLMADGE

Name:	Elizabeth Tallmadge

Title:	Managing Director and Chief Investment Officer

9.

By:	/s/ JAMES T. LI

Name:	James T. Li

Title:	Associate Director

BAYERISCHE VEREINSBANK, as Lender

By:	/s/ ELIZABETH TALLMADGE

Name:	Elizabeth Tallmadge

Title:	Managing Director and Chief Investment Officer

By:	/s/ JAMES T. LI

Name:	James T. Li

Title:	Associate Director

CREDITANSTALT CORP. FINANCE, as Lender

By:	/s/ ELIZABETH TALLMADGE

Name:	Elizabeth Tallmadge

Title:	Managing Director and Chief Investment Officer

By:	/s/ JAMES T. LI

Name:	James T. Li

Title:	Associate Director

SEQUILS-Cumberland I, Ltd., as Lender, by Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ MATT STOUFFER

Name:	Matt Stouffer

Title:	Vice President

ROSEMONT CLO, Ltd., as Lender, by Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ MATT STOUFFER

Name:	Matt Stouffer

Title:	Vice President

10.

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG, as Lender

By:	/s/ BRANDON A. MEYERSON

Name:	Brandon A. Meyerson

Title:	Vice President

Erste Bank, New York Branch

By:	/s/ JOHN S. RUNNION

Name:	John S. Runnion

Title:	Managing Director

Erste Bank, New York Branch

ELC CAYMAN LTD, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

ELC (CAYMAN) CDO 1991-1 and CDO 1991-2, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

APEX (IDM) I, LTD., as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

11.

ELC (CAYMAN) LTD. 2000-1, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

ELC (CAYMAN) LTD. 1999-111, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

ELC (CAYMAN) CDO — 1999-1 and CDO 1999-2, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

TRYON CLO LTD. 2001, as Lender, by Institutional Debt Management, Inc., as Collateral Manager

By:	/s/ JOHN W. STELWAGON

Name:	John W. Stelwagon

Title:	Managing Director

FRANKLIN CLO II, LTD., as Lender

By:	/s/ RICHARD D’ADDARIO

Name:	Richard D’Addario

Title:	Senior Vice President

12.

FRANKLIN CLO III, LTD., as Lender

By:	/s/ RICHARD D’ADDARIO

Name:	Richard D’Addario

Title:	Senior Vice President

FRANKLIN FLOATING RATE DAILY ACCESS, as Lender

By:	/s/ RICHARD D’ADDARIO

Name:	Richard D’Addario

Title:	Vice President

FRANKLIN FLOATING RATE MASTER, as Lender

By:	/s/ RICHARD D’ADDARIO

Name:	Richard D’Addario

Title:	Vice President

MIZUHO CORPORATE BANK, LIMITED, as Lender

By:	/s/ MASAHITO FUKUDA

Name:	Masahito Fukuda

Title:	Senior Vice President

HARRIS TRUST & SAVINGS BANK, as Lender

By:	/s/ ISABELLA BATTISTA

Name:	Isabella Battista

Title:	Vice President

HELLER FINANCIAL, INC., as Lender

By:	/s/ JANET R. WILLIAMS

Name:	Janet R. Williams

Title:	Duly Authorized Signatory

13.

PACIFICA PARTNERS I, L.P., as Lender

By:	/s/ SEAN R. WALKER

Name:	Sean R. Walker

Title:	Vice President

KZH RIVERSIDE LLC, as Lender

By:	/s/ SUSAN LEE

Name:	Susan Lee

Title:	Authorized Agent

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., as Lender

By:	/s/ ANTHONY HEYMAN

Name:	Anthony Heyman

Title:	Authorized Signatory

DEBT STRATEGIES FUND FUND, INC., as Lender

By:	/s/ ANTHONY HEYMAN

Name:	Anthony Heyman

Title:	Authorized Signatory

LONGHORN CDO (CAYMAN) LTD., as Lender, by Merrill Lynch Investment Managers, L.P., as Investment Advisor

By:	/s/ ANTHONY HEYMAN

Name:	Anthony Heyman

Title:	Authorized Signatory

14.

LONGHORN CDO II, LTD., as Lender, by Merrill Lynch Investment Managers, L.P., as Investment Advisor

By:	/s/ ANTHONY HEYMAN

Name:	Anthony Heyman

Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	s/ CHARLES C. O’BRIEN

Name:	Charles C. O’Brien

Title:	Vice President

OAK HILL CREDIT PARTNERS I, LIMITED as Lender, by Oak Hill CLO Management I, LLC, as Investment Manager

By:	/s/ SCOTT D. KRASE

Name:	Scott D. Krase

Title:	Authorized Signatory

OAK HILL SECURITIES FUND, L.P., as Lender, by Oak Hill Securities GenPar, L.P. its General Partner

By Oak Hill Securities MGP, Inc., its General Partner

By:	/s/ SCOTT D. KRASE

Name:	Scott D. Krase

Title:	Authorized Signatory

15.

OAK HILL SECURITIES FUND II, L.P. as Lender, by Oak Hill Securities GenPar II, L.P., its General Partner

By Oak Hill Securities MGP II, Inc., its General Partner

By:	/s/ SCOTT D. KRASE

Name:	Scott D. Krase

Title:	Authorized Signatory

PB CAPITAL CORPORATION FKA BHF (USA) CAPITAL CORP, as Lender

By:	/s/ TYLER J. MCCARTHY

Name:	Tyler J. McCarthy

Title:	Assistant Vice President

By:	/s/ JEFFREY FROST

Name:	Jeffrey Frost

Title:	Managing Director Portfolio Management

PPM America, Inc. as Attorney-in-fact, on behalf of JACKSON NATIONAL LIFE INSURANCE COMPANY, as Lender

By:	/s/ DAVID C. WAGNER

Name:	David C. Wagner

Title:	Managing Director

DRYDEN LEVEREGED LOAN CDO 2002-II, as Lender

By:	/s/ R. ROSS SMEAD

Name:	R. Ross Smead

Title:	Vice President

16.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Lender

By:	/s/ R. ROSS SMEAD

Name:	R. Ross Smead

Title:	Vice President

STEIN ROE FLOATING RATE LTD. LIABILITY COMPANY, as Lender

By:	/s/ BRIAN W. GOOD

Name:	Brian W. Good

Title:	Senior Vice President,

Stein Roe & Farnham Incorporated,

as Advisor to the Stein Roe Floating Rate

Limited Liability Company

STEIN ROE & FARNHAM CLO I LTD., as Lender, by Stein Roe & Farnham Incorporated, as Portfolio Manager

By:	/s/ BRIAN W. GOOD

Name:	Brian W. Good

Title:	Senior Vice President & Portfolio Manager

GREYSTONE CLO LTD., as Lender, by Stein Roe & Farnham Incorporated, as Investment Manager

By:	/s/ BRIAN W. GOOD

Name:	Brian W. Good

Title:	Senior Vice President & Portfolio Manager

LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND, as Lender, by Stein Roe & Farnham Incorporated, as Advisor

By:	/s/ BRIAN W. GOOD

Name:	Brian W. Good

Title:	Senior Vice President & Portfolio Manager

17.

SRF 2000 LLC, as Lender

By:	/s/ DIANA L. MUSHILL

Name:	Diana L. Mushill

Title:	Assistant Vice President

SOUTHERN PACIFIC BANK, as Lender

By:	/s/ MUN YOUNG KIM

Name:	Mun Young Kim

Title:	Vice President

TRANSAMERICA BUSINESS CAPITAL CORP (as Successor to Transamerica Business Credit Corp.), as Lender

By:	/s/ STEVE GEOTSCHIUS

Name:	Steve Geotschius

Title:	Senior Vice President

UNION BANK OF CALIFORNIA, as Lender

By:	/s/ DAVID M. JACKSON

Name:	David M. Jackson

Title:	Vice President

UNITED CALIFORNIA BANK FKA SANWA BANK (BANK OF THE WEST), as Lender

By:	/s/ WILLIAM R. MURRAY

Name:	William R. Murray

Title:	Vice President

18.

BANK OF THE WEST, Successor by Merger with United California Bank, Formerly Known As Sanwa Bank California, as Lender

By:	/s/ WILLIAM R. MURRAY

Name:	William R. Murray

Title:	Vice President

SCUDDER FLOATING RATE FUND (formerly known as Kemper Floating Rate Fund), as Lender

By:	/s/ KELLY D. BABSON

Name:	Kelly D. Babson

Title:	Managing Director

19.

GUARANTORS

URS CORPORATION GROUP CONSULTANTS, a New York corporation, successor to URS Consultants, Inc. — Florida and URS Greiner Woodward-Clyde Group Consultants, Inc.

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

URS GREINER WOODWARD-CLYDE CONSULTANTS, INC., a New York corporation,

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

URS CORPORATION, a Nevada corporation, successor to: URS Greiner Woodward-Clyde Consultants, Inc. — Colorado; URS Greiner Woodward-Clyde Engineering, Inc.; URS Greiner Woodward-Clyde, Inc. — California; URS Greiner Woodward-Clyde, Inc. — Washington; URS Greiner Woodward-Clyde, Inc. (Colorado); URS Greiner Woodward-Clyde, Inc. (Connecticut); URS Greiner Woodward-Clyde, Inc. Pacific; URS Greiner Woodward-Clyde, Inc. Southwest; URS Greiner Woodward-Clyde International — Americas, Inc; WVP Corporation; URS Greiner Woodward-Clyde Group, Inc.; GIC Services, Inc.

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

20.

URS CORPORATION — OHIO, a Ohio corporation, successor to URS Greiner Woodward-Clyde, Inc. — Ohio

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

URS CORPORATION SOUTHERN, a California corporation, successor to URS Greiner Woodward-Clyde, Inc. Southern

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

URS GROUP, INC., a Delaware corporation, successor to URS Greiner Woodward-Clyde Federal Services, Inc.

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

URS CORPORATION GREAT LAKES, a Michigan corporation, successor to URS Greiner Woodward-Clyde, Inc. Great Lakes and URS Greiner Woodward-Clyde Licensing Corp.

By:	/s/ KENT P. AINSWORTH

Name:	Kent P. Ainsworth

Title:	Executive Vice President & Chief Financial Officer

URS CORPORATION — MARYLAND, a Maryland corporation, successor to URS Greiner Woodward-Clyde, Inc. (Maryland)

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

21.

URS OPERATING SERVICES, INC. a Delaware corporation, successor to URS Greiner Woodward-Clyde Operating Services, Inc.

By:	/s/ IRWIN L. ROSENSTEIN

Name:	Irwin L. Rosenstein

Title:	President

RADIAN INTERNATIONAL LLC, a Delaware limited liability company, successor to Radian International (Texas) Corporation

By:	/s/ WILLIAM E. CORBETT

Name:	William E. Corbett

Title:	President

BRW, INC., a Wyoming corporation

By:	/s/ DAVID C. NELSON

Name:	David C. Nelson

Title:	Vice President & Treasurer

22.